Amendment #1

to the

AUTOMATIC

YEARLY RENEWABLE TERM REINSURANCE AGREEMENT

EFFECTIVE December 15, 2003

Between

PRUCO LIFE INSURANCE COMPANY

(THE COMPANY)

And

SCOTTISH RE (U.S.), INC.

(THE REINSURER)

The parties hereby agree to the following:

1.	Section 18, CLAIMS, shall be replaced by the following:

a.

NOTIFICATION OF CLAIMS. THE COMPANY will notify THE REINSURER as soon as reasonably possible after THE COMPANY receives a claim for a policy reinsured under this Agreement. In addition, THE COMPANY will provide THE REINSURER with identification of contestable claims along with the relevant documentation, including but not limited to, claim proofs, for all claims incurred within the first two policy years and on incontestable policies where THE REINSURER’s net amount at risk is in excess of $25,000.

After THE COMPANY has received all proper claim proofs and paid the claim, THE COMPANY will notify THE REINSURER that a claim is due under this Agreement. THE COMPANY will send to THE REINSURER an itemized statement of amounts due THE COMPANY under this Agreement along with all relevant information with respect to the claim, including the claim proofs not already provided. However, for incontestable claims, claim proofs will not be required by THE REINSURER if THE REINSURER’s net amount at risk is less than or equal to $25,000 and THE COMPANY has paid the claim. In such cases, THE COMPANY will provide THE REINSURER with the cause of death.

b.

AMOUNT AND PAYMENT OF BENEFITS As soon as THE REINSURER receives proper claim notice and any required proof of the claim, reinsurance benefits are due and payable to THE COMPANY. THE REINSURER is bound by THE COMPANY’s decisions regarding settlement of all claims. Payment of the benefits by THE REINSURER will be made in a single sum, regardless of THE COMPANY’s settlement options. The maximum benefit payable to THE COMPANY under each reinsured policy is the amount specifically reinsured with THE REINSURER. In the event that THE REINSURER has not paid reinsurance benefits to THE COMPANY within sixty days of the due date, THE COMPANY may charge interest on the amount due at an interest rate equal to the London Interbank Offer Rate, U.S. denomination-Fixed Three-month, (LIBOR), as of when the payment was due. In addition, in the event that reinsurance benefits are sixty days past due, THE COMPANY may recapture the reinsurance as described in Section 21.

c.

LIVING NEEDS BENEFITS. Living Needs Benefit claims will be administered in the same way as a death claim and Living Needs Benefit claims, both full and partial, will be specifically identified as such on the lists of claims paid.

d.

CLAIM SETTLEMENTS. THE REINSURER agrees that THE COMPANY will use its standard claim practices and guidelines, as updated from time to time, in the adjudication of all claims on policies reinsured under this Agreement. THE REINSURER has the right to inspect, at the COMPANY's offices, the COMPANY's written claims practices and guidelines. Once THE REINSURER has been notified of a contestable claim in accordance with subsection a. of this ‘CLAIMS’ section, THE REINSURER will have two business days to review the information and

Y-MPVUL-2003-SCOT-P-PLAZ-1
SRe Treaty #1342	1

offer its advice to THE COMPANY as to whether the claim should be paid or denied. If there is a disagreement between THE COMPANY and THE REINSURER as to whether THE COMPANY should pay or deny the claim, THE COMPANY will make a reasonable effort to secure mutual agreement between the parties. Any advice offered by THE REINSURER will not be binding on THE COMPANY.

THE COMPANY will advise THE REINSURER of any intention to contest a claim involving a policy reinsured hereunder and provide THE REINSURER with copies of all relevant documents. THE REINSURER may choose not to participate in the contest of a contestable claim. THE REINSURER will have 10 business days to communicate its decision whether to participate in the contested claim. If THE REINSURER chooses not to participate, it will discharge its liability by immediately paying to THE COMPANY the full amount of THE REINSURER’s liability on the portion of the policy reinsured under this Agreement, regardless of any subsequent outcome of such contest.

f.

CLAIM EXPENSES. THE REINSURER will pay its share of any interest paid by THE COMPANY on any claim payment. In addition, THE REINSURER will pay its share of the unusual expense of THE COMPANY of investigating and adjudicating contestable claims, including investigation expenses and compensation expenses charged by THE COMPANY’s Special Investigation Unit. Such Special Investigation Unit expenses will not increase more than 5% per year of the current hourly rate ($39 for 2005) of contestable claim investigation. The term “unusual expense” shall mean all expenses of THE COMPANY associated with the contestable claim other than normal and customary claim administration expenses that are commonly incurred with the normal and customary settlement of non-contestable claims. Also, expenses incurred in connection with a dispute or contest arising out of conflicting claims of entitlement to policy proceeds or benefits that THE COMPANY admits are payable are not a claim expense under this Agreement. Notwithstanding the above, THE REINSURER will not be liable for any portion of interest or unusual expenses for any period of time after THE REINSURER has notified THE COMPANY of its decision not to participate in a contested, compromised or litigated claim.

g.

EXTRACONTRACTUAL DAMAGES. In no event will THE REINSURER participate in extra-contractual damages or penalties that are awarded against THE COMPANY as a result of an act, omission or course of conduct committed by THE COMPANY in connection with the reinsurance or a claim covered under this Agreement. The parties recognize that circumstances may arise in which equity would require THE REINSURER, to the extent permitted by law, to share proportionately in certain assessed damages. Such circumstances are difficult to define in advance, but would generally be those situations in which THE REINSURER was an active party and agreed in writing with the act or course of conduct of THE COMPANY that ultimately resulted in the assessment of damages. If, however, extra-contractual damages are awarded solely or partly as a result of THE COMPANY having contested the claim, and THE REINSURER had agreed to participate in that contest, then THE REINSURER will reimburse THE COMPANY for its share of the portion of the damages awarded as a result of THE COMPANY having contested the claim. The Reinsurer will not be responsible for reimbursing THE COMPANY for the portion of the damages awarded for any other reason. When the damages awarded are shared, THE COMPANY and THE REINSURER would share such damages assessed in equitable proportions.

Y-MPVUL-2003-SCOT-P-PLAZ-1
SRe Treaty #1342	2

In witness of the above, THE COMPANY and THE REINSURER have by their respective officers executed and delivered this Agreement in duplicate on the dates indicated below, with an effective date of April 11, 2005.

PRUCO LIFE INSURANCE COMPANY	SCOTTISH RE (U.S.), INC.

By:	____________________________	By:	______________________________

Title: ____________________________	Title: ______________________________

Date: ____________________________	Date: ______________________________

By:	____________________________	By:	______________________________

Title: ____________________________	Title: ______________________________

Date: ____________________________	Date: ______________________________

Y-MPVUL-2003-SCOT-P-PLAZ-1
SRe Treaty #1342	3

Amendment #2

to the

AUTOMATIC AND FACULTATIVE

YEARLY RENEWABLE TERM REINSURANCE AGREEMENT

EFFECTIVE December 15, 2003

Between

PRUCO LIFE INSURANCE COMPANY

(THE COMPANY)

And

SCOTTISH RE (U.S.), INC.

(THE REINSURER)

The parties hereby agree to the following:

1.	SCHEDULE A, Section 2, AUTOMATIC PORTION REINSURED, shall be replaced by the following:

The portion reinsured with THE REINSURER under this Agreement is known as the YRT Percentage. The YRT Percentage varies depending on the effective date of the policy as described in the remainder of this section.

For Policies With Effective Dates Prior to January 19, 2005

US/Canadian Residents

THE REINSURER will automatically reinsure under this Agreement, an amount equal to the YRT Percentage (8.88%) times 50% of the policy risk amount, up to the First Layer of Coverage amounts shown in Schedule A, Section 5 below.

Example - If the policy risk amount is $40 million, then the automatic portion reinsured under this Agreement would be $1.776 million (i.e., 8.88% times ($40 million times 50%)).

Non US/Canadian Residents

THE REINSURER will automatically reinsure 0% if the policy risk amount under this Agreement.

For Policies With Effective Dates On or After January 19, 2005

US/Canadian Residents

THE REINSURER will automatically reinsure under this Agreement, an amount equal to the YRT Percentage (7.50%) times 50% of the policy risk amount, up to the First Layer of Coverage amounts shown in Schedule A, Section 5 below.

Example - If the policy risk amount is $40 million, then the automatic portion reinsured under this Agreement would be $1.5 million (i.e., 7.50% times ($40 million times 50%)).

Y-MPVUL-2003-SCOTTISH (PRUCO’S 50%)-PLAZ-AMENDMENT-2

Non US/Canadian Residents

THE REINSURER will automatically reinsure 0% if the policy risk amount under this Agreement.

2.	SCHEDULE A, Section 5, AUTOMATIC ACCEPTANCE LIMIT, shall be replaced by the following:

For any policy to be reinsured under automatic reinsurance, the face amount will not exceed the Automatic Issue Limits shown in the following tables:

US/Canadian Residents – No Foreign Travel – Non-Smoker

          =========================== ========================= ============================= ============================
             Issue Age of Insured      No Substandard Rating            Class A - D                   Class E - H
          --------------------------- ------------------------- ----------------------------- ----------------------------
          ----------- --------------- ------------------------- ----------------------------- ----------------------------
               Ages:     18 - 65            $60,000,000                 $55,000,000                   $40,000,000
                      --------------- ------------------------- ----------------------------- ----------------------------
          ----------- --------------- ------------------------- ----------------------------- ----------------------------
                         66 - 70            $49,000,000                 $44,000,000                   $35,500,000
                      --------------- ------------------------- ----------------------------- ----------------------------
          ----------- --------------- ------------------------- ----------------------------- ----------------------------
                         71 - 75            $40,000,000                 $40,000,000                   $23,500,000
          ----------- --------------- ------------------------- ----------------------------- ----------------------------
          ----------- --------------- ------------------------- ----------------------------- ----------------------------
                         76 - 77            $26,500,000                 $23,500,000                   $16,000,000
          ----------- --------------- ------------------------- ----------------------------- ----------------------------
          ----------- --------------- ------------------------- ----------------------------- ----------------------------
                         78 - 80            $22,000,000                 $19,000,000                   $11,500,000
          ----------- --------------- ------------------------- ----------------------------- ----------------------------
          ----------- --------------- ------------------------- ----------------------------- ----------------------------
                         81 - 85            $13,500,000                 $11,500,000                      None
          ----------- --------------- ------------------------- ----------------------------- ----------------------------
          ----------- --------------- ------------------------- ----------------------------- ----------------------------
                         86 - 90             $5,350,000                  $4,350,000                      None
          =========== =============== ========================= ============================= ============================

US/Canadian Residents – No Foreign Travel – Smoker

          =========================== ========================= ============================= ============================
             Issue Age of Insured      No Substandard Rating            Class A - D                   Class E - H
          --------------------------- ------------------------- ----------------------------- ----------------------------
          ----------- --------------- ------------------------- ----------------------------- ----------------------------
               Ages:     18 - 65            $50,000,000                 $50,000,000                   $40,000,000
                      --------------- ------------------------- ----------------------------- ----------------------------
          ----------- --------------- ------------------------- ----------------------------- ----------------------------
                         66 - 70            $40,000,000                 $40,000,000                   $34,500,000
                      --------------- ------------------------- ----------------------------- ----------------------------
          ----------- --------------- ------------------------- ----------------------------- ----------------------------
                         71 - 75            $40,000,000                 $40,000,000                   $23,500,000
          ----------- --------------- ------------------------- ----------------------------- ----------------------------
          ----------- --------------- ------------------------- ----------------------------- ----------------------------
                         76 - 77            $23,500,000                 $23,500,000                   $15,000,000
          ----------- --------------- ------------------------- ----------------------------- ----------------------------
          ----------- --------------- ------------------------- ----------------------------- ----------------------------
                         78 - 80            $19,000,000                 $19,000,000                   $10,500,000
          ----------- --------------- ------------------------- ----------------------------- ----------------------------
          ----------- --------------- ------------------------- ----------------------------- ----------------------------
                         81 - 85            $11,500,000                 $10,500,000                      None
          ----------- --------------- ------------------------- ----------------------------- ----------------------------
          ----------- --------------- ------------------------- ----------------------------- ----------------------------
                         86 - 90             $4,350,000                  $3,350,000                      None
          =========== =============== ========================= ============================= ============================

US/Canadian Residents - Foreign Travel

          ===================== ===================== ================= =====================
                                Pref. Best - Class C    Class D - E         Class F - H
          --------------------- --------------------- ----------------- ---------------------
          ----------- --------- --------------------- ----------------- ---------------------
               Ages:   18 - 70      $ 6,666,000         $ 5,000,000             None
                      --------- --------------------- ----------------- ---------------------
          ----------- --------- --------------------- ----------------- ---------------------
                      71 - 75       $ 5,000,000         $ 3,333,000             None
          ----------- --------- --------------------- ----------------- ---------------------
          ----------- --------- --------------------- ----------------- ---------------------
                      76 - 90           None                None                None
          =========== ========= ===================== ================= =====================

Non US/Canadian Residents

          ===================== ===================== ================= =====================
                                Pref. Best - Class C    Class D - E         Class F - H
          --------------------- --------------------- ----------------- ---------------------
          ----------- --------- --------------------- ----------------- ---------------------
               Ages:  18 - 70       $ 20,000,000        $ 15,000,000            None
                      --------- --------------------- ----------------- ---------------------
          ----------- --------- --------------------- ----------------- ---------------------
                      71 - 75       $ 15,000,000        $ 10,000,000            None
          ----------- --------- --------------------- ----------------- ---------------------
          ----------- --------- --------------------- ----------------- ---------------------
                      76 - 90           None                None                None
          =========== ========= ===================== ================= =====================

Y-MPVUL-2003-SCOTTISH (PRUCO’S 50%)-PLAZ-AMENDMENT-2

For any policy to be reinsured under automatic reinsurance, the amounts subject to reinsurance are the First Layer of Coverage amounts shown in the following tables:

US/Canadian Residents – No Foreign Travel

          =========================== ========================= =============================
             Issue Age of Insured       Pref. Best - Class D            Class E - H
          --------------------------- ------------------------- -----------------------------
          ----------- --------------- ------------------------- -----------------------------
               Ages:     18 - 65            $50,000,000                 $35,000,000
                      --------------- ------------------------- -----------------------------
          ----------- --------------- ------------------------- -----------------------------
                         66 - 70            $40,000,000                 $25,000,000
                      --------------- ------------------------- -----------------------------
          ----------- --------------- ------------------------- -----------------------------
                         71 - 75            $35,000,000                 $15,000,000
          ----------- --------------- ------------------------- -----------------------------
          ----------- --------------- ------------------------- -----------------------------
                         76 - 77            $15,000,000                 $10,000,000
          ----------- --------------- ------------------------- -----------------------------
          ----------- --------------- ------------------------- -----------------------------
                         78 - 80            $10,000,000                 $ 5,000,000
          ----------- --------------- ------------------------- -----------------------------
          ----------- --------------- ------------------------- -----------------------------
                         81 - 85            $ 5,000,000                     None
          ----------- --------------- ------------------------- -----------------------------
          ----------- --------------- ------------------------- -----------------------------
                         86 - 90            $ 1,500,000                     None
          =========== =============== ========================= =============================

US/Canadian Residents - Foreign Travel

          ===================== ===================== ================= =====================
                                Pref. Best - Class C    Class D - E         Class F - H
          --------------------- --------------------- ----------------- ---------------------
          ----------- --------- --------------------- ----------------- ---------------------
               Ages:   18 - 70      $ 6,666,000         $ 5,000,000             None
                      --------- --------------------- ----------------- ---------------------
          ----------- --------- --------------------- ----------------- ---------------------
                      71 - 75       $ 5,000,000         $ 3,333,000             None
          ----------- --------- --------------------- ----------------- ---------------------
          ----------- --------- --------------------- ----------------- ---------------------
                      76 - 90           None                None                None
          =========== ========= ===================== ================= =====================

Non US/Canadian Residents

          ===================== ===================== ================= =====================
                                Pref. Best - Class C    Class D - E         Class F - H
          --------------------- --------------------- ----------------- ---------------------
          ----------- --------- --------------------- ----------------- ---------------------
               Ages:   18 - 70      $ 20,000,000        $ 15,000,000            None
                      --------- --------------------- ----------------- ---------------------
          ----------- --------- --------------------- ----------------- ---------------------
                      71 - 75       $ 15,000,000        $ 10,000,000            None
          ----------- --------- --------------------- ----------------- ---------------------
          ----------- --------- --------------------- ----------------- ---------------------
                      76 - 90           None                None                None
          =========== ========= ===================== ================= =====================

For any policy to be reinsured under automatic reinsurance, the amounts reinsured with THE REINSURER on that life under this Agreement will not exceed the amounts in the following tables:

For Policies With Effective Dates Prior to January 19, 2005

US/Canadian Residents – No Foreign Travel

          =========================== ========================= =============================
             Issue Age of Insured       Pref. Best - Class D            Class E - H
          --------------------------- ------------------------- -----------------------------
          ----------- --------------- ------------------------- -----------------------------
               Ages:     18 - 65             $2,220,000                  $1,554,000
                      --------------- ------------------------- -----------------------------
          ----------- --------------- ------------------------- -----------------------------
                         66 - 70             $1,776,000                  $1,110,000
                      --------------- ------------------------- -----------------------------
          ----------- --------------- ------------------------- -----------------------------
                         71 - 75             $1,554,000                   $666,000
          ----------- --------------- ------------------------- -----------------------------
          ----------- --------------- ------------------------- -----------------------------
                         76 - 77              $666,000                    $444,000
          ----------- --------------- ------------------------- -----------------------------
          ----------- --------------- ------------------------- -----------------------------
                         78 - 80              $444,000                    $222,000
          ----------- --------------- ------------------------- -----------------------------
          ----------- --------------- ------------------------- -----------------------------
                         81 - 85              $222,000                      None
          ----------- --------------- ------------------------- -----------------------------
          ----------- --------------- ------------------------- -----------------------------
                         86 - 90              $66,600                       None
          =========== =============== ========================= =============================

US/Canadian Residents - Foreign Travel

          ===================== ===================== ================== ====================
                                Pref. Best - Class C     Class D - E         Class F - H
          --------------------- --------------------- ------------------ --------------------
          ----------- --------- --------------------- ------------------ --------------------
               Ages:  18 - 70         $295,970            $222,000              None
                      --------- --------------------- ------------------ --------------------
          ----------- --------- --------------------- ------------------ --------------------
                      71 - 75         $222,000            $147,985              None
          ----------- --------- --------------------- ------------------ --------------------
          ----------- --------- --------------------- ------------------ --------------------
                      76 - 90           None                None                None
          =========== ========= ===================== ================== ====================

Y-MPVUL-2003-SCOTTISH (PRUCO’S 50%)-PLAZ-AMENDMENT-2

For Policies With Effective Dates On or After January 19, 2005

US/Canadian Residents – No Foreign Travel

          =========================== ========================= =============================
             Issue Age of Insured       Pref. Best - Class D            Class E - H
          --------------------------- ------------------------- -----------------------------
          ----------- --------------- ------------------------- -----------------------------
               Ages:     18 - 65             $1,875,000                  $1,312,500
                      --------------- ------------------------- -----------------------------
          ----------- --------------- ------------------------- -----------------------------
                         66 - 70             $1,500,000                   $937,500
                      --------------- ------------------------- -----------------------------
          ----------- --------------- ------------------------- -----------------------------
                         71 - 75             $1,312,500                   $562,500
          ----------- --------------- ------------------------- -----------------------------
          ----------- --------------- ------------------------- -----------------------------
                         76 - 77              $562,500                    $375,000
          ----------- --------------- ------------------------- -----------------------------
          ----------- --------------- ------------------------- -----------------------------
                         78 - 80              $375,000                    $187,500
          ----------- --------------- ------------------------- -----------------------------
          ----------- --------------- ------------------------- -----------------------------
                         81 - 85              $187,500                      None
          ----------- --------------- ------------------------- -----------------------------
          ----------- --------------- ------------------------- -----------------------------
                         86 - 90              $56,250                       None
          =========== =============== ========================= =============================

Y-MPVUL-2003-SCOTTISH (PRUCO’S 50%)-PLAZ-AMENDMENT-2

In witness of the above, THE COMPANY and THE REINSURER have by their respective officers executed and delivered this Agreement in duplicate on the dates indicated below, with an effective date of

January 19, 2005.

PRUCO LIFE INSURANCE COMPANY	SCOTTISH RE (U.S.), INC.
By:________________________________	By:______________________________
Title:_______________________________	Title:_____________________________
Date:_______________________________	Date:_____________________________

By:________________________________	By:______________________________
Title:_______________________________	Title:_____________________________
Date:_______________________________	Date:_____________________________

Y-MPVUL-2003-SCOTTISH (PRUCO’S 50%)-PLAZ-AMENDMENT-2

Amendment #3

to the

AUTOMATIC AND FACULTATIVE

YEARLY RENEWABLE TERM REINSURANCE AGREEMENT

EFFECTIVE December 15, 2003

Between

PRUCO LIFE INSURANCE COMPANY

(THE COMPANY)

And

SCOTTISH RE (U.S.), INC.

(THE REINSURER)

The parties hereby agree to the following:

Section 28, CONFIDENTIALITY, shall be replaced by the following:

28.	CONFIDENTIALITY

THE REINSURER and THE COMPANY agree to regard and preserve as confidential all information and material which is related to the reinsured business and/or customers that may be obtained by either party from any source as a result of this Agreement. Neither party will, without first obtaining the other party’s prior written consent disclose to any person, firm or enterprise, or use for its own benefit or for the benefit of any third party any Confidential Information or Personal Information (as defined below). “Confidential Information” includes, but is not limited to any and all financial data, statistics, programs, research, developments, information relating to insurance and financial products, planned or existing computer systems architecture and software, data, and information of either party as well as third party confidential information to which THE COMPANY has access. “Personal Information” includes all information provided by or at the direction of THE COMPANY about a customer of THE COMPANY or an affiliate of THE COMPANY, including but not limited to name, address, telephone number, email address, account or policy information, and any list or grouping of customers.

Notwithstanding the foregoing, the provisions of this ‘CONFIDENTIALITY’ section shall not apply with respect to disclosing of the Product, the Specifications and/or Confidential Information which is already known to the other party or becomes publicly known through no wrongful act of either party; or is received from a third party without similar restriction and without breach of this Agreement; or is independently developed by either party; or is approved for release by written authorization of the other party; or is placed in or becomes part of the public domain pursuant to or by reason of operation of law. The foregoing exceptions do not apply to the disclosure of Personal Information, which may not be disclosed without THE COMPANY’s prior written consent, except as noted elsewhere in this ‘CONFIDENTIALITY’ section.

The provisions of this ‘CONFIDENTIALITY’ section regarding Confidential Information shall survive the termination of the parties’ obligations under this Agreement for a period of two years, and the provisions of this ‘CONFIDENTIALITY’ section regarding Personal Information shall survive the termination of the parties’ obligations under this Agreement up to and including destruction of the Personal Information.

THE REINSURER acknowledges that in the course of its engagement by THE COMPANY, THE REINSURER may receive or have access to Personal Information. In recognition of the foregoing, THE REINSURER covenants and agrees that:

•	It will keep and maintain all Personal Information in strict confidence, using such degree of care as is appropriate to avoid unauthorized use or disclosure:

•

It will use and disclose Personal Information solely for the purposes for which such information, or access to it, is provided pursuant to the terms of this Agreement, and will not use or disclose such information for THE REINSURER’s own purposes or for the benefit of anyone other than THE COMPANY, except that THE REINSURER may use Personal Information for its own internal risk management;

•

It will not, directly or indirectly, disclose Personal Information to anyone outside THE REINSURER, except with THE COMPANY’s prior written consent as permitted under the terms of this Agreement. However, THE REINSURER shall be permitted to disclose Personal Information, without the COMPANY’s prior written consent, if the proposed recipient of Personal Information has agreed in writing to protect the Personal Information to substantially similar standards as the standards of this section, in the following circumstances: (1) for purposes of retrocession or securitization of the reinsured business; (2) during the course of external audits; (3) to consult any tax advisor regarding the U.S. federal income tax treatment or tax structure of this Agreement; or (4) to subcontractors or affiliates of THE REINSURER that require Personal Information in order to provide services to THE REINSURER.

•

It shall, upon the earlier of (i) completion of an engagement or termination of this Agreement, (ii) determination that it has no need for Personal Information, or (iii) at any time THE COMPANY requests, dispose of all records, electronic or otherwise (including all backup records and/or other copies thereof) regarding or including any Personal Information that THE REINSURER may then possess or control. Notwithstanding the preceding sentence, THE REINSURER may retain one copy of the Personal Information if it is required to do so by applicable law, regulation, or its written records retention program. All such Personal Information shall be protected as required by this section, which shall survive termination of this Agreement. Disposal may be achieved, at THE COMPANY’s option, through prompt delivery of the records to THE COMPANY or destruction pursuant to THE REINSURER’S written policy governing such destruction and in a manner that renders the records unreadable and undecipherable by any means. THE REINSURER agrees to destroy all such Personal Information at expiration of period for which it is required to retain Personal Information to the standard of this Agreement. Upon any occurrence of (i), (ii), or (iii) above, THE REINSURER shall promptly certify in writing to THE COMPANY, in a form acceptable to THE COMPANY and executed by an authorized officer of THE REINSURER, that all such Personal Information has been destroyed or returned.

THE REINSURER certifies that its treatment of Personal Information is in compliance with applicable laws and/or regulations with respect to privacy and data security and that it has implemented and currently maintains an effective information security program to protect Personal Information. The information security program shall seek to reasonably:

(a)	to protect the security and confidentiality of Personal Information;
(b)	to protect against any anticipated threats or hazards to the security or integrity of such Personal Information; and
(c)

to protect against unauthorized access to, destruction, modification, disclosure, or use of Personal Information which could result in substantial harm or inconvenience to THE COMPANY or its affiliates, or to any person who may be identified by such Personal Information.

In the event that THE REINSURER is in material breach of any provisions of this provision, it shall immediately advise THE COMPANY and take steps to remedy such breach.

Except as required by law, THE REINSURER will not disclose Information to third parties without the consent of THE COMPANY; however, THE COMPANY agrees that THE REINSURER may, in the normal course of its business, share Information with other insurance and reinsurance companies (“Retrocessionaires”) to the extent necessary to retrocede risk to the Retrocessionaires, so long as the Retrocessionaires have agreed to maintain the confidentiality of the Information on terms substantially similar to this Agreement.

In the event THE REINSURER is required by court order or other legislative, judicial, or administrative process to disclose Information, THE REINSURER agrees to provide THE COMPANY with prompt notice of the order or process so THE COMPANY has an opportunity to obtain a protective order or other relief.

In witness of the above, THE COMPANY and THE REINSURER have by their respective officers executed and delivered this Agreement in duplicate on the dates indicated below, with an effective date of October 1, 2007.

PRUCO LIFE INSURANCE COMPANY	SCOTTISH RE (U.S.), INC.
By:________________________________	By:______________________________
Title:_______________________________	Title:_____________________________
Date:_______________________________	Date:_____________________________

By:________________________________	By:______________________________
Title:_______________________________	Title:_____________________________
Date:_______________________________	Date:_____________________________